America First Apartment Investors, Inc. Announces Fourth Quarter Dividend

Omaha, Neb., November 21, 2006 – America First Apartment Investors, Inc. (NASDAQ: APRO), a multifamily real estate investment trust, today announced that its Board of Directors has declared a regular quarterly dividend in the amount of $0.26 per share, to be paid on January 31, 2007 to shareholders of record on December 29, 2006.

America First Apartment Investors, Inc. is an equity real estate investment trust focused on multifamily apartment properties located primarily in the Southeast and Midwest regions of the United States. Its portfolio currently includes 33 multifamily properties and one commercial property. America First Apartment Investors, Inc. press releases are available on the World Wide Web at www.apro-reit.com.

Information contained in this Press Release contains “forward-looking statements” relating to, without limitation, future performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Several factors with respect to such forward-looking statements, including certain risks and uncertainties, could cause actual results to differ materially from those in such forward-looking statements. Reference is hereby made to the filings of America First Apartment Investors, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual report on Form 10-K.

CONTACT:	Maurice Cox 402-444-1630 Jack Cassidy 212-935-8760